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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




                                                         /s/ Arthur Andersen LLP
                                                             -------------------
                                                             Arthur Andersen LLP




Washington, D.C.
February 6, 1998